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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 20, 2014, in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-196931) and related Prospectus of Smart & Final Stores, Inc. (f/k/a Smart & Final Holdings, Inc.) for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

August 27, 2014

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  Exhibit 23.2